Exhibit 23(i)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cox Communications, Inc. on Form S-8 of our report dated February 10, 1999 (March 18, 1999 as to Note 18), appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Atlanta, Georgia
August 9, 1999